Lithia Motors to Present at Investor Conference in New York

MEDFORD, OR -- (Marketwire - August 09, 2012) - Lithia Motors, Inc. (NYSE: LAD) today announced that executive management will present at the J.P. Morgan Auto Conference at 383 Madison Avenue in New York City at 2:10 PM on August 14, 2012. The presentation will be webcast and can be accessed by visiting investor relations at www.lithia.com and clicking on webcasts.

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748